EXECUTION VERSION

Exhibit 4.29
CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT WAS OMITTED BY MEANS OF MARKING SUCH INFORMATION WITH BRACKETS (“[***]”) BECAUSE THE IDENTIFIED CONFIDENTIAL INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL
FIFTH AMENDMENT TO LOAN AGREEMENT AND GUARANTY

This Fifth Amendment to Loan Agreement and Guaranty (this “Amendment”) is made as of February 29, 2024, by and between Mesoblast Limited ACN 109 431 870, an Australian listed public company (“Parent”), Mesoblast UK Limited, a company incorporated in England and Wales with registered number 07596260 whose registered address is 5 New Street Square, London, EC4A 3TW, UK (“Mesoblast UK” and together with Parent, the “Guarantors”), Mesoblast, Inc., a Delaware corporation (“Mesoblast USA”), Mesoblast International Sàrl, a limited liability company organized under the laws of Switzerland (“Mesoblast SUI”) and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Agreement (together with Mesoblast USA and Mesoblast SUI, collectively referred to as the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and OAKTREE FUND ADMINISTRATION, LLC, a Delaware limited liability company, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, the “Agent”).
WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders party thereto previously entered into that certain Loan Agreement and Guaranty, dated as of November 19, 2021 (as amended by that certain First Amendment to Loan Agreement and Guarantee, dated as of December 22, 2022, and that certain Second Amendment to Loan Agreement and Guaranty, dated as of March 31, 2023, that certain Third Amendment to Loan Agreement and Guaranty, dated as of May 19, 2023, and that certain Fourth Amendment to Loan Agreement and Guaranty, dated as of October 18, 2023, the “Existing Loan Agreement”, and as amended by this Amendment, the “Loan Agreement”);
WHEREAS, in consideration of prepayment of part of the Loans and certain other matters, the Borrowers have requested the consent of the Agent and the Lenders to certain transactions and consequential amendments to the Loan Documents, including as follows:
1.pursuant to the Loan Agreement there are certain restrictions on the Loan Parties and their Subsidiaries dealing with their assets, including, but not limited to, (i) Section 7.8(a) of the Loan Agreement, which provides that no Loan Party nor its Subsidiaries shall, voluntarily or involuntarily transfer, sell, lease or sublease, sale and leaseback, assign, license, transfer lend or in any other manner convey or dispose of any equitable, beneficial or legal interest in its businesses, assets or property of any kind and (ii) Section 2.6(b)(i) of the Loan Agreement, which provides that, subject to certain conditions, the

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Borrowers are required to make a mandatory prepayment of the Term Loans in connection with an Asset Sale where the Net Cash Proceeds from such individual Asset Sale exceeds [***] or where the aggregate total of Net Cash Proceeds from all such Asset Sales exceeds [***] in an amount equal to the sum of (x) [***] of the Net Cash Proceeds received by Parent, the Borrowers or any of their Subsidiaries with respect to such Asset Sale, (y) any accrued but unpaid interest on any principal amount of the Term Loans being prepaid and (z) any applicable Yield Protection Premium and Exit Fee;
2.the Borrowers have requested that the Agent and the Lenders amend Section 2.6(b) of the Loan Agreement and the definition of “Permitted Transfers” to permit the [***] (as defined in Section 3(a) below) subject to the prepayment of an aggregate principal amount equal to [***], including all accrued and unpaid interest with respect to such principal being repaid, payment of the applicable Yield Protection Premium, and payment of the Exit Fee payable in connection with the Fifth Amendment Prepayment and the [***] (as such terms are defined below), in each case, as described below;
3.the Borrowers have requested that the Lenders and Agent provide a right of first offer to the Borrowers with respect to the assignment or transfer of Loans to a non-Affiliate party; and
4.the Borrowers have requested that the Lenders and Agent consent to the amendment of the Loan Agreement regarding timelines for providing royalty receivable information from third-party licensees for the purposes of clause 7.1(e) of the Loan Agreement, (together, the “Requests”).

WHEREAS, although Agent and the Lenders are under no obligation to do so, they have agreed to the Requests, subject to the terms and conditions herein; and
WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders have further agreed to amend the Existing Loan Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the Borrowers, the Guarantors, the Agent and the Lenders party hereto hereby covenants and agrees as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Loan Agreement.
2.[Reserved].
3.Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 hereof, on the Fifth Amendment Effective Date, the Loan Agreement and other Loan Documents are hereby amended as follows:

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(a)The following definitions shall be inserted in Section 1.1 of the Existing Loan Agreement in proper alphabetical order:
(i)“Fifth Amendment” means that certain Fifth Amendment to Loan Agreement and Guaranty, dated as of the Fifth Amendment Effective Date, by and among the Guarantors, the Borrowers, the Lenders party thereto and the Agent.
(ii)“Fifth Amendment Effective Date” shall have the meaning given to such term in the Fifth Amendment.
(iii)“Fifth Amendment Prepayment” means the prepayment of Term Loans on the Fifth Amendment Effective Date in the aggregate principal amount of $10,000,000, plus all accrued and unpaid interest with respect to such principal being repaid and the applicable Yield Protection Premium, in a total amount equal to [***].
(iv)[***]
(v)[***] has the meaning set forth in Section 2.6(b).
(b)The definition of “Minimum Liquidity Amount” is hereby amended by adding, immediately after the first proviso therein, the following proviso:
; provided, further, that upon receipt by the Agent (i) of the Fifth Amendment Prepayment, the Minimum Liquidity Amount shall be reduced in the aggregate amount of $10,000,000 and (ii) of the [***] the Minimum Liquidity Amount shall be further reduced in the aggregate amount of [***] (provided, for the avoidance of doubt, that the Fifth Amendment Prepayment shall have been received by the Agent before any reduction pursuant to this clause (ii) may take effect).
(c)The definition of “Permitted Transfer” is hereby amended by deleting “and” immediately before clause (xii) thereof and adding the following new clause (xiii) immediately after clause (xii) thereof.
; and (xiii) any [***].
(d)Section 2.6(b)(i) of the Existing Loan Agreement shall be amended by adding the following at the end thereof.
Notwithstanding anything to the contrary set forth in this Section 2.6(b), in the event of a consummation of any [***], the Borrowers, within three (3) Business Days after receipt by a Borrower of at least [***] of Net Cash Proceeds from the [***], shall prepay Term Loans in an aggregate principal amount equal to [***], including all accrued and unpaid interest with respect to such principal being

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repaid and the applicable Yield Protection Premium (such prepayment, the “ [***]”).
(e)Section 2.8 of the Existing Loan Agreement shall be amended by adding the following at the end thereof.
Notwithstanding anything to the contrary herein, the Exit Fee payable in connection with the Fifth Amendment Prepayment (in the amount of [***]) and the Exit Fee payable in connection with the [***] (in the amount [***]), shall be, in each case, deferred and paid to the Lenders on December 31, 2024.
(f)Section 7.1(e) of the Existing Loan Agreement shall be amended and restated in its entirety as follows effective as of the Closing Date:
as soon as practicable (and in any event within fourteen (14) days) after the end of each month, a report showing agings of accounts receivable and accounts payable; provided, that in the event a Loan Party has not received royalty income receivable information from a licensee under a License for Intellectual Property (including, but not limited to, from JCR Pharmaceuticals Co., Ltd and TiGenix NV) in time to include the data in the monthly report required hereunder, the Loan Party shall clearly identify the absence of such information in the report delivered and furnish to the Agent such applicable licensee receivable information within three (3) Business Days following the date on which the Loan Party receives such information from the licensee;
(g)Section 11.7 of the Existing Loan Agreement shall be amended by deleting the word “and” immediately after clause (iii) thereof and by adding the following clauses (v) and (vi) immediately after clause (iv) thereof:
(h); (v) prior to the assignment or transfer by the Agent or any Lender of its rights hereunder or under the Loan Documents to a Person that is not an Affiliate or managed fund or account of the Agent or such Lender, the Agent or such Lender, as applicable, shall provide the Loan Parties notice as to such proposed assignment or transfer (provided that such notice shall include sufficient details regarding the assignment or transfer to enable a Loan Party to make an informed decision, including, but not limited to, all consideration involved in such assignment or transfer), and the Loan Parties shall have five (5) Business Days following such notice to provide a written offer to the Agent or such Lender, as applicable to purchase the applicable Obligations, and following receipt of such offer, the Agent or such Lender, as applicable, shall not accept a third-party offer to assign or transfer the applicable Obligations on terms and at a price less favorable than offered by the Loan Parties; and (vi) neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any Person that is not an Affiliate or managed fund or account of the Agent or such Lender until the Agent and the Lenders have complied with clause (v) above.

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4.Reaffirmation of Loan Documents. Each of the Borrowers and the Guarantors in their respective capacities under the Existing Loan Agreement and as Grantors under the Security Documents, hereby (i) consents to the execution, delivery and performance of this Amendment and agrees that each of the Loan Documents is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed on the Fifth Amendment Effective Date, except that, on and after the Fifth Amendment Effective Date, each reference to “Loan Agreement”, “this Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Existing Loan Agreement as amended by this Amendment and (ii) confirms that the Security Documents to which each of the Loan Parties is a party and all of the Collateral described therein do, and shall continue to, secure the payment in full and performance of all of the Secured Obligations.
5.Conditions Precedent to Effectiveness. This Amendment shall not be effective unless and until each of the following conditions precedent has been fulfilled to the satisfaction of the Agent (the date of such fulfillment, the “Fifth Amendment Effective Date”):
(a)This Amendment shall have been duly executed and delivered to the Agent by the Loan Parties, the Agent, and the Required Lenders;
(b)The Borrower shall consummate the Fifth Amendment Prepayment;
(c)The representations and warranties in Section 7 of this Amendment, Section 5 of the Loan Agreement and elsewhere in the Loan Documents shall be true, correct and complete in all material respects (unless such representations are already qualified by reference to materiality, Material Adverse Effect or similar language, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;
(d)At the time of and after giving effect to this Amendment, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute a Default or an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing;
(e)Neither the [***] nor any other payment to the Lender under this Amendment is restricted by Section 11.22 of the Loan Agreement; and
(f)The Agent shall have received, in form and substance satisfactory to the Agent, such other documents, instruments and agreements as are reasonably requested by the Administrative Agent and the Lenders.

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6.Post-Closing Covenants. Each Loan Party hereby consents and agrees:
(a)The Loan Parties shall have paid all documented costs, fees and expenses of the Agent and the Lenders, including, without limitation, the documented fees and documented out-of-pocket expenses of Sullivan & Cromwell LLP, DLA Piper Australia and Schellenberg Wittmer Ltd, as outside counsel to Agent and the Lenders, incurred through the Fifth Amendment Effective Date within fifteen (15) days after Borrower’s receipt of each invoice for such documented costs, fees and expenses, as applicable.
7.Representations and Warranties. Each Loan Party hereby represents and warrants:
(a)The execution, delivery and performance by such Loan Party of this Amendment and the documents, instruments and agreements executed in connection herewith (collectively, the “Amendment Documents”), such Loan Party’s consummation of the transactions contemplated by the Amendment Documents and performance under the Amendment Documents do not and will not (i) conflict with any of its organizational, constitutional or constituent documents; (ii) contravene, conflict with, constitute a default under or violate any Law except as would not reasonably be expected to have a Material Adverse Effect; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which it or any of its property or assets may be bound or affected except as would not reasonably be expected to have a Material Adverse Effect; (iv) require any action by, filing, registration, or qualification with, or approval of, any Governmental Authority (except such approval which has already been obtained and is in full force and effect, or the filing of any UCC financing statement) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; or (v) constitute a default under or conflict with any Material Agreement that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(b)This Amendment and the other Amendment Documents have been duly authorized, executed and delivered by each Loan Party and constitute legal, valid and binding agreements of each Loan Party, enforceable in accordance with their terms (subject, as to enforcement, to (x) the effect of applicable bankruptcy, insolvency, examinership or similar laws affecting the enforcement or creditors’ rights and (y) general principles of equity).
(c)The execution, delivery and performance by each Loan Party of the Amendment and the other Amendment Documents executed or to be executed by it is in each case within such Loan Party’s powers.
(d)Neither the [***] nor any other payment to the Lender under this Amendment is restricted by Section 11.22 of the Loan Agreement.

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8.Acknowledgement. Each Lender and the Agent acknowledge and agree that, as of the Fifth Amendment Effective Date:
(a)no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute [***] at the date of this Amendment in relation to Section [***].
9.Release.
(a)In consideration of this Amendment and agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Guarantors (collectively, the “Releasing Parties”), each on behalf of itself and its Subsidiaries and its and their respective successors, assigns and other legal representatives hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agent, the Lenders and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, in each case solely in their capacities relative to the Lenders and not in any other capacity such party may have relative to the Releasing Parties (the Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Borrowers, the Guarantors or any of their respective successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Fifth Amendment Effective Date, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Loan Documents or transactions thereunder (any of the foregoing, a “Claim” and collectively, the “Claims”). Each Releasing Party expressly acknowledges and agrees, with respect to the Claims, that it waives, to the fullest extent permitted by applicable law, any and all provisions, rights and benefits conferred by any applicable U.S. federal or state law, or any principle of U.S. common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 9. Furthermore, each of the Releasing Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released and/or discharged by the Releasing Parties pursuant to this Section 9. The foregoing release, covenant and waivers of this Section 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated

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hereby, the repayment or prepayment of any of the Loans, or the termination of the Loan Agreement, this Amendment, any other Loan Document or any provision hereof or thereof.
(b)Each Releasing Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
10.Fees and Expenses. The Loan Parties agree to pay on demand all reasonable and documented fees, costs and expenses of the Agent and the Lenders accrued prior to the Fifth Amendment Effective Date and all reasonable and documented fees, costs and expenses of the Agent and the Lenders incurred in connection with the preparation, execution and delivery of (i) this Amendment, (ii) any Amendment Documents, other Loan Documents or other post-closing amendments, agreements, arrangements or documentation and (iii) any other instruments and documents to be delivered hereunder or thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of Sullivan & Cromwell LLP, DLA Piper Australia and Schellenberg Wittmer Ltd, as outside counsel to Agent and the Lenders, with respect thereto.
11.Miscellaneous.
(a)Except as otherwise expressly provided herein, all provisions of the Loan Agreement and the other Loan Documents remain in full force and effect. This Amendment shall constitute a Loan Document.
(b)This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. An executed facsimile or electronic copy of this Amendment shall be effective for all purposes as an original hereof.
(c)This Amendment expresses the entire understanding of the parties with respect to the amendments contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the law of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

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(e)Save to the extent expressly provided for in any Loan Document to the contrary, all judicial proceedings (to the extent that the reference requirement of Section 11(f) is not applicable) arising in or under or related to this Amendment may be brought in any state or federal court located in the State of New York. By execution and delivery of this Amendment, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in New York County, State of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Amendment. Service of process on any party hereto in any action arising out of or relating to this Amendment shall be effective if given in accordance with the requirements for notice set forth in Section 11.2 of the Loan Agreement, and shall be deemed effective and received as set forth in Section 11.2 of the Loan Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
(f)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE LOAN PARTIES, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and Lender; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Loan Document.
(g)This Amendment and its contents shall be subject to the indemnification and severability provisions of the Existing Loan Agreement, mutatis mutandis.
[SIGNATURE PAGES FOLLOW]

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    IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed as of the date first above written.

                    BORROWERS:
MESOBLAST INC.

By:
Name:
Title:

MESOBLAST INTERNATIONAL SÀRL

Place and Date

                    GUARANTORS:
MESOBLAST UK LIMITED

By:
Name:
Title

[Signature Page to the Fifth Amendment to Loan Agreement and Guaranty]
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Executed by Mesoblast Limited in
accordance with Section 127 of the
Corporations Act 2001 (Cth)

Signature of director	Signature of director/company secretary
(Please delete as applicable)
Signature of director (print)	Signature of director/company secretary (print)

[Signature Page to the Fifth Amendment to Loan Agreement and Guaranty]
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OAKTREE FUND ADMINISTRATION, LLC, as Agent
By: Oaktree Capital Management, L.P.
Its: Managing Member

By:
Name:
Title:

By:
Name:
Title:

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LENDERS:
SC INVESTMENTS E HOLDINGS, LLC, as Lender
By: Oaktree Fund GP IIA, LLC
Its: Manager
By: Oaktree Fund GP II, L.P.
Its: Managing Member

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Loan Agreement and Guaranty]
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SC INVESTMENTS NE HOLDINGS, LLC, as Lender
By: Oaktree Fund GP IIA, LLC
Its: Manager
By: Oaktree Fund GP II, L.P.
Its: Managing Member

By:
Name:
Title:

By:
Name:
Title:

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OAKTREE GILEAD INVESTMENT FUND AIF (DELAWARE), L.P., as Lender
By: Oaktree Fund AIF Series, L.P. – Series T
Its: General Partner

By: Oaktree Fund GP AIF, LLC
Its: Managing Member

By: Oaktree Fund GP III, L.P.
Its: Managing Member

By:
Name:
Title:

By:
Name:
Title:

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OAKTREE DIVERSIFIED INCOME FUND, INC., as Lender
By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By:
Name:
Title:

By:
Name:
Title:

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OAKTREE SPECIALTY LENDING CORPORATION, as Lender

By: Oaktree Fund Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

By:
Name:
Title:

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OAKTREE LSL FUND HOLDINGS EURRC
S.À R.L., as Lender

By:
Name:
Title: Manager

By:
Name:
Title: Manager

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OAKTREE AZ STRATEGIC LENDING FUND, L.P., as Lender

By: Oaktree AZ Strategic Lending Fund GP, L.P.
Its: General Partner
By: Oaktree Fund GP IIA, LLC
Its: General Partner
By: Oaktree Fund GP II, L.P.
Its: Managing Member

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Loan Agreement and Guaranty]
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OAKTREE STRATEGIC CREDIT FUND, as Lender

By: Oaktree Fund Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

By:
Name:
Title:

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OAKTREE LSL FUND DELAWARE HOLDINGS EURRC, L.P., as Lender

By: Oaktree Life Sciences Lending Fund GP, L.P.
Its: General Partner

By: Oaktree Life Sciences Lending Fund GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Fifth Amendment to Loan Agreement and Guaranty]
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